                                                                     EXHIBIT 3.2

                           FIFTH AMENDED AND RESTATED


                                 B Y - L A W S


                                       OF


                        CB RICHARD ELLIS SERVICES, INC.
            (FORMERLY CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                       AND CB COMMERCIAL HOLDINGS, INC.)

                            (A DELAWARE CORPORATION)



                          (ADOPTED NOVEMBER 17, 1998)

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1  Offices.........................................................    1
 1.1   Registered Office...................................................    1
 1.2   Additional Offices..................................................    1

ARTICLE 2  Meeting of Stockholders.........................................    1
 2.1   Place of Meeting....................................................    1
 2.2   Annual Meeting......................................................    1
 2.3   Special Meetings....................................................    2
 2.4   Notice of Meetings..................................................    2
 2.5   Business Matter of a Special or Annual Meeting......................    2
 2.6   List of Stockholders................................................    2
 2.7   Organization and Conduct of Business................................    3
 2.8   Quorum and Adjournments.............................................    3
 2.9   Voting Rights.......................................................    3
 2.10  Majority Vote.......................................................    3
 2.11  Proxies.............................................................    3
 2.12  Inspectors of Election..............................................    3
 2.13  Action Without a Meeting............................................    4

ARTICLE 3  Directors.......................................................    4
 3.1   Qualifications......................................................    4
 3.2   Resignation and Vacancies...........................................    4
 3.3   Removal of Directors................................................    5
 3.4   Powers..............................................................    5
 3.5   Place of Meetings...................................................    5
 3.6   Annual Meetings.....................................................    5
 3.7   Regular Meetings....................................................    5
 3.8   Special Meetings....................................................    5
 3.9   Quorum and Adjournments.............................................    5
 3.10  Action Without Meeting..............................................    5
 3.11  Telephone Meetings..................................................    6
 3.12  Waiver of Notice....................................................    6
 3.13  Fees and Compensation of Directors..................................    6
 3.14  Rights of Inspection................................................    6

ARTICLE 4  Committees of Directors.........................................    6
 4.1   Selection...........................................................    6
 4.2   Power...............................................................    6
 4.3   Executive Committee.................................................    7
 4.4   Committee Minutes...................................................    7
 4.5   Section 141(c)......................................................    7

ARTICLE 5  Officers........................................................    7
 5.1   Officers Designated.................................................    7
 5.2   Appointment of Officers.............................................    7
 5.3   Subordinate Officers................................................    7
 5.4   Removal and Resignation of Officers.................................    7
 5.5   Vacancies in Offices................................................    7
 5.6   Compensation........................................................    7
 5.7   The Chairman of the Board...........................................    7

 5.8   The Chief Executive Officer.........................................    8
 5.9   The President.......................................................    8
 5.10  The Vice President..................................................    8
 5.11  The Secretary.......................................................    8
 5.12  The Assistant Secretary.............................................    8
 5.13  The Chief Financial Officer.........................................    8
 5.14  The Treasurer.......................................................    8
 5.15  The Assistant Treasurer.............................................    9
 5.16  Powers and Duties...................................................    9

ARTICLE 6  Stock Certificates..............................................    9
 6.1   Certificates for Shares.............................................    9
 6.2   Signatures on Certificates..........................................    9
 6.3   Transfer of Stock...................................................    9
 6.4   Registered Stockholders.............................................    9
 6.5   Record Date.........................................................    9
 6.6   Lost, Stolen or Destroyed Certificates..............................   10

ARTICLE 7  Notices.........................................................   10
 7.1   Notice..............................................................   10
 7.2   Waiver..............................................................   10

ARTICLE 8  General Provisions..............................................   10
 8.1   Dividends...........................................................   10
 8.2   Dividend Reserve....................................................   10
 8.3   Corporate Seal......................................................   10
 8.4   Execution of Corporate Contracts and Instruments....................   11

ARTICLE 9  Amendments......................................................   11

                           FIFTH AMENDED AND RESTATED
                           --------------------------

                                 B Y - L A W S
                                 -------------

                                       OF
                                       --

                        CB RICHARD ELLIS SERVICES, INC.
                        -------------------------------
         (FORMERLY CB COMMERCIAL REAL ESTATE GROUP SERVICES GROUP, INC.
                       AND CB COMMERCIAL HOLDINGS, INC.)

                            (A DELAWARE CORPORATION)


                                   ARTICLE 1
                                   ---------


                                    Offices
                                    -------

    1.1    Registered Office.  The registered office of the Corporation shall be
           -----------------
1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is Corporation Service Company.

    1.2    Additional Offices.  The Corporation may also have offices at such
           ------------------
other places, either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

                                    ARTICLE 2
                                   ----------

                            Meeting of Stockholders
                            -----------------------

    2.1    Place of Meeting.  All meetings of the stockholders for the election
           ----------------
of directors shall be held at the principal office of the Corporation, at such place as may be fixed from time to time by the Board or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    2.2    Annual Meeting.  Annual meetings of stockholders shall be held each
           --------------
year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect the directors by a plurality vote. The stockholders shall also transact such other business as may properly be brought before the meetings.

         To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the Chief Executive Officer, (b) otherwise properly brought before the meeting by or at the direction of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered personally or deposited in the United States mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication, postage or delivery charges prepaid in all such cases, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation that are owned beneficially by the stockholder, and
(iv) any material interest of the stockholder in such business.

         Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

         The Chairman of the Board of the Corporation (or such other person presiding at the meeting in accordance with these By-Laws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    2.3    Special Meetings.  Special meetings of the stockholders may be called
           ----------------
for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, by the Chairman of the Board, the Chief Executive Officer of the Corporation or by a resolution duly adopted by the affirmative vote of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters related to the purpose or purposes stated in the notice of meeting.

    2.4    Notice of Meetings.  Written notice of stockholders' meetings,
           ------------------
stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.
At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    2.5    Business Matter of a Special or Annual Meeting.  Business transacted
           ----------------------------------------------
at any special meeting of stockholders shall be limited to the purposes stated in the notice. Business transactions at an annual meeting shall not be limited to the purposes stated in the notice.

    2.6    List of Stockholders.  The officer in charge of the stock ledger of
           --------------------
the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting or the principal executive offices of the Corporation, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

    2.7    Organization and Conduct of Business.  The Chairman of the Board or,
           ------------------------------------
in his absence, the Chief Executive Officer of the Corporation or, in his absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the chairman of the meeting appoints.

         The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

    2.8    Quorum and Adjournments.  Except where otherwise provided by law or
           -----------------------
the Certificate of Incorporation or these By-Laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

    2.9     Voting Rights.  Unless otherwise provided in the Certificate of
            -------------
Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

    2.10     Majority Vote.  When a quorum is present at any meeting, the vote
             -------------
of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required in which case such express provision shall govern and control the decision of such question.

    2.11     Proxies.  Every person entitled to vote for directors or on any
             -------
other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by such person or such person's attorney-in-fact and filed with the Secretary of the Corporation. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

    2.12     Inspectors of Election.  Before any meeting of stockholders the
             ----------------------
Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     2.13   Action Without a Meeting.  No action required or permitted to be
            ------------------------
taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.


                                   ARTICLE 3
                                  ----------

                                   Directors
                                   ---------

     3.1    Number; Qualifications.  The Board shall consist of one or more
            ----------------------
members, the number thereof to be determined from time to time by resolution of the Board. The initial number of directors shall be thirteen (13). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2, and each director so elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board at the annual meeting, by or at the direction of the Board, may be made by any nominating committee or person appointed by the Board; nominations may also be made by any stockholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered personally or deposited in the United States mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication, postage or delivery charges prepaid in all such cases, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than one hundred twenty (120) days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that, in the case of an annual meeting and in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 7th day following the day on which such notice of the date of the scheduled meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may be reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         In connection with any annual meeting, the Chairman of the Board (or such other person presiding at such meeting in accordance with these By-Laws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     3.2   Resignation and Vacancies.  Unless otherwise provided in the
           -------------------------
Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with General Corporation Law of the State of Delaware. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

     3.3   Removal of Directors.  Unless otherwise restricted by law, the
           --------------------
Certificate of Incorporation or these By-Laws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors. Notwithstanding the foregoing, if the Board of Directors is elected by cumulative voting and less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     3.4    Powers.  The business of the Corporation shall be managed by or
            ------
under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     3.5   Place of Meetings.  The Board may hold meetings, both regular and
           -----------------
special, either within or without the State of Delaware.

     3.6    Annual Meetings.  The annual meeting of the Board shall be held
            ---------------
immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. Annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

     3.7   Regular Meetings.  Regular meetings of the Board may be held without
           ----------------
notice at such time and place as may be determined from time to time by the Board.

     3.8   Special Meetings.  Special meetings of the Board may be called by the
           ----------------
Chairman of the Board, the Chief Executive Officer or any five (5) directors upon three (3) days' notice to each director, such notice to be delivered personally or by telephone, voice messaging system, telegraph, facsimile, electronic mail or other electronic means.

     3.9   Quorum and Adjournments.  At all meetings of the Board, a majority of
           -----------------------
the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

     3.10  Action Without Meeting.  Unless otherwise restricted by the
           ----------------------
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.11  Telephone Meetings.  Unless otherwise restricted by the Certificate
           ------------------
of Incorporation or these By-Laws, any member of the Board or any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.12  Waiver of Notice.  Notice of a meeting need not be given to any
           ----------------
director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.13  Fees and Compensation of Directors.  Unless otherwise restricted by
           ----------------------------------
the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.14  Rights of Inspection.  Every director shall have the absolute right
           --------------------
at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.


                                    ARTICLE 4
                                   ----------

                            Committees of Directors
                            -----------------------

     4.1   Selection.  The Board may, by resolution passed by a majority of the
           ---------
entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     4.2  Power.  Any such committee, to the extent provided in the resolution
          -----
of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

     4.3   Executive Committee.  The Executive Committee shall have and may
           -------------------
exercise such powers and authority as the Board may from time to time determine in accordance with these By-Laws.

     4.4   Committee Minutes.  Each committee shall keep regular minutes of its
           -----------------
meetings and report the same to the Board when required.

     4.5   Section 141(c).  The Corporation hereby elects to be governed by the
           --------------
provisions of Section 141(c) of the Delaware General Corporation Law, as amended effective July 1, 1996.


                                    ARTICLE 5
                                   ----------

                                    Officers
                                    --------

     5.1    Officers Designated.  The officers of the Corporation shall be a
            -------------------
Chairman, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The officers of the Corporation may also include one or more Vice Presidents, a Treasurer, one or more assistant Secretaries and assistant Treasurers and such other officers as the Board of Directors may determine. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     5.2   Appointment of Officers.  The Chairman, Chief Executive Officer,
           -----------------------
President and Chief Financial Officer of the Corporation shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     5.3   Subordinate Officers.  The Chief Executive Officer shall appoint the
           --------------------
Secretary, the Treasurer and such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board may from time to time determine.

     5.4   Removal and Resignation of Officers.  Subject to the rights, if any,
           -----------------------------------
of an officer under any contract of employment, any officer may be removed, either with or without cause, in the case of an officer chosen by the Board, by an affirmative vote of the majority of the Board, at any regular or special meeting of the Board, or, in case of an officer chosen by the Chief Executive Officer, by the Chief Executive Officer.

           Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     5.5   Vacancies in Offices.  A vacancy in any office because of death,
           --------------------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     5.6   Compensation.  The salaries of the Chairman of the Board and the
           ------------
Chief Executive Officer shall be fixed from time to time by the Board. The salaries of the President (if the President is neither the Chairman nor the Chief Executive Officer) and the Chief Financial Officer shall be fixed from time to time by the Board after taking account of the recommendation of the Chief Executive Officer. The salaries of all other officers of the Corporation shall be fixed from time to time by the Chief Executive Officer. No officer shall be prevented from receiving a salary because he is also a director of the Corporation.

     5.7   The Chairman of the Board.  The Chairman of the Board shall be any
           -------------------------
director who is selected by a majority of the directors. The Chairman of the Board shall preside, when present, at all meetings of the stockholders and the Board. He shall counsel the Chief Executive Officer and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of them from time to time by the Board, or as provided in these By-Laws (which duties shall not be changed without the approval of a majority of the directors).

     5.8   The Chief Executive Officer.  Subject to such supervisory powers, if
           ---------------------------
any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall preside, in the absence of the Chairman of the Board, at all meetings of the stockholders and the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

     5.9   The President.  The President, in the absence of the Chief Executive
           -------------
Officer or his disability or refusal to act, shall perform the duties of the Chief Executive Officer and when so acting shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or the Chairman of the Board.

     5.10  The Vice President.  The Vice President (or in the event there be
           ------------------
more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the President, the Chairman of the Board or these By-Laws.

    5.11   The Secretary.  The Secretary shall attend all meetings of the Board
           -------------
and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

    5.12   The Assistant Secretary.  The Assistant Secretary or, if there be
           -----------------------
more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

    5.13   The Chief Financial Officer.  The Chief Financial Officer shall have
           ---------------------------
the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as the Chief Financial Officer and of the financial condition of the Corporation.

     5.14  The Treasurer.  The Treasurer shall, in the absence of the Chief
           -------------
Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

     5.15   The Assistant Treasurer.  The Assistant Treasurer, or if there shall
            -----------------------
be more than one, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

     5.16   Powers and Duties.  The officers of the Corporation shall have such
            -----------------
powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.

                                    ARTICLE 6
                                   ----------

                               Stock Certificates
                               ------------------

     6.1  Certificates for Shares.  The shares of the Corporation shall be
          -----------------------
represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

          Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     6.2  Signatures on Certificates.  Any or all of the signatures on a
          --------------------------
certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.3  Transfer of Stock.  Upon surrender to the Corporation or the transfer
          -----------------
agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

     6.4  Registered Stockholders.  The Corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     6.5  Record Date.  (a) In order that the Corporation may determine the
          -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided
                                                                       --------
that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     6.6  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a
          --------------------------------------
new certificate or certificates to replace any certificate or certificates theretofore issued by it alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When issuing a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE 7
                                   ---------

                                    Notices
                                    -------

     7.1  Notice.  Whenever, under the provisions of the statutes or of the
          ------
Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by written notice delivered personally, telegram, telephone, facsimile, electronic mail or other electronic means.

     7.2  Waiver.  Whenever any notice is required to be given under the
          ------
provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE 8
                                   ----------

                               General Provisions
                               ------------------

     8.1  Dividends.  Dividends upon the capital stock of the Corporation,
          ---------
subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     8.2  Dividend Reserve.  Before payment of any dividend, there may be set
          ----------------
aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     8.3  Corporate Seal.  The Board may provide a suitable seal, containing the
          --------------
name of the Corporation, which seal shall be in the charge of the Secretary.

    8.4  Execution of Corporate Contracts and Instruments.  The Board, except as
         ------------------------------------------------
otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee (other than the Chief Executive Officer) shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                    ARTICLE 9
                                   ----------

                                   Amendments
                                   ----------

    These By-Laws may be altered, amended or repealed or new By-Laws may be adopted as provided for in the Certificate of Incorporation.